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                                   EXHIBIT 4.1

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.      07-01-1                                                  US $384,480.00
         ---------------------
                              AMEDIA NETWORKS, INC.

                        PROMISSORY NOTE DUE MAY 19, 2007

         THIS NOTE is one of a duly authorized issue of up to $384,480.00 of AMEDIA NETWORKS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), designated as its Promissory Note Series 07-01.

         FOR VALUE RECEIVED, the Company promises to pay to DOUBLE U MASTER FUND LP, the registered holder hereof (the "Holder"), the principal sum of Three Hundred Eighty-four Thousand Four Hundred Eighty and 00/100 Dollars (US $384,480.00) on the Maturity Date (as defined below).

         TIME IS OF THE ESSENCE WITH RESPECT TO THE COMPANY'S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Company any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Company's not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder's giving of any notice to the Company shall not be deemed a waiver, modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Company timely to make any other payment due hereunder.

         This Note or its predecessor was originally issued on January 19, 2007 (the "Issue Date").

         This Note is subject to the following additional provisions:

         1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

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         2. No interest will accrue on this Note until the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of fourteen percent (14%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

         3. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         5.(a) The term "Maturity Date" means the earliest of (i) May 19, 2007 (the "Stated Maturity Date"), (ii) the New Transaction Threshold Date (as defined below), or (iii) the Default Maturity Date (as defined below).

           (b) The term "New Transaction Threshold Date" means, unless modified by the consent of the Company and a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the date on which the Company consummates the first New Transaction (as defined in Annex I to this Note) in which the Company receives, on a cumulative basis after

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taking into account the gross proceeds from all prior New Transactions, if any, after the Issue Date, gross proceeds of at least Two Million Dollars ($2,000,000). All such gross proceeds are determined before deduction of any fees or other expenses or disbursements of any kind in connection with the relevant New Transaction.

         6.(a) Any payment made on account of this Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest, if any, through and including the date of payment, and (iii) then, to principal of this Note.

           (b) Subject to the provisions of Section 6(a) hereof, the outstanding principal of this Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date.

         7. All payments contemplated hereby are to be made "in cash" and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

         8. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

         9. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         10. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

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         11. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, return receipt requested, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or sent by confirmed and acknowledged facsimile transmission, or, if so mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)  if to the Company, to:

                                Amedia Networks, Inc.
                                2 Corbett Way
                                Eatontown, New Jersey 07724
                                Attn:  President
                                Telephone No.: (732) 440-1992
                                Telecopier No.: (732) 389-7542

                           with a copy to:

                                Aboudi & Brounstein
                                Attn: David Aboudi, Esq.
                                Rechov Gavish 3, POB 2432
                                Kfar Saba Industrial Zone 44641 Israel
                                Telephone No.: (011-972-9) 764-4833
                                Telecopier No.: (011-972-9) 764-4834

                           (ii) if to the Holder, to:

                                Double U Master Fund LP
                                Harbour House, Waterfront Drive
                                P.O. Box 972
                                Road Town, Tortola, BVI
                                Telecopier No.: (284) 494-4771

                           with a copy to:

                                Krieger & Prager LLP, Esqs.
                                39 Broadway
                                Suite 920
                                New York, NY 10006
                                Attn: Ronald J. Nussbaum, Esq.
                                Telephone No.: (212) 363-2900
                                Telecopier No.  (212) 363-2999

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

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         12.(a) This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

            (b) JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

         13.(a) The following shall constitute an "Event of Default":

                         i. The Company shall default in the timely payment of
                principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

                         ii. Any of the representations or warranties made by
                the Company herein shall be false or misleading in any material respect at the time made; or

                         iii. The Company shall fail to perform or observe, in
                any material respect, any other covenant, term, provision, condition, agreement or obligation of this Note or any Note in this series and such failure shall continue uncured for a period of thirty (30) days after the Company's receipt of written notice thereof from the Holder; or

                         iv. The Company shall (1) admit in writing its
                inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                         v. A trustee, liquidator or receiver shall be appointed
                for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                         vi. Any governmental agency or any court of competent
                jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                         vii. Any money judgment, writ or warrant of attachment,
                or similar process in excess of Seven Hundred Fifty Thousand ($750,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                         viii. Bankruptcy, reorganization, insolvency or
                liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

            (b) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly; the "Default Maturity Date"), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.



[Balance of page intentionally left blank]

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         14. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: January ___, 2007

                                      AMEDIA NETWORKS, INC.

     By:
        ------------------------------------------

     ---------------------------------------------
                                     (Print Name)

     ---------------------------------------------
          (Title)

                                     ANNEX I

                               CERTAIN DEFINITIONS

         "New Common Stock" means shares of Common Stock of the Company and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

         "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

         "New Transaction" means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever)

         (i) the offer or sale of New Common Stock by or on behalf of the Company to a New Investor and/or

         (ii) the grant to a New Investor of a security interest in or the pledge to a New Investor of (x) any or all of the Company's assets by the Company and/or (y) shares of the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock by any other party in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date of the Disclosure Letter) or the Company SEC Documents (provided the same is not amended after the date hereof), (b) the issuance of Common Stock pursuant to an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (c) the issuance of Common Stock pursuant to a non-employee director or consultants' stock option plan of the Company, (d) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof), or (e) the issuance of shares to a Strategic Partner.

         "Strategic Partner" means a third party, whether or not currently affiliated with the Company, hereof, which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and (ii) either (a) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), or
(b) enters into an agreement for one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party.